Exhibit 99.1

Pixelworks Reports Full Year 2025 Financial Results

PORTLAND, Ore., March 12, 2026 – Pixelworks, Inc. (NASDAQ: PXLW), a provider of innovative cinematic and enhanced visualization solutions, today announced financial results for the fiscal year ended December 31, 2025.
Full Year 2025 and Recent Highlights
•DreamWorks Animation's The Bad Guys 2 released by Universal Pictures to worldwide premium large format theaters in TrueCut MotionTM
•Universal Pictures’ Nobody 2 released globally in TrueCut Motion for select premium large format theaters
•Jurassic World Rebirth from Universal Pictures showcased on CINITY premium screens in TrueCut Motion by China Film Group
•Announced partnership with Marcus Theatres to prioritize TrueCut Motion enhanced versions of titles across theater chain’s projection infrastructure and premium screens
•Received endorsement from ODEON Cinemas Group to bring titles featuring TrueCut Motion’s advanced motion grading technology to its premium auditoriums
Post Year-End Transaction Overview
•Closed previously proposed sale of Pixelworks’ Shanghai semiconductor subsidiary to VeriSilicon in January 2026, adding approximately $51 million to the Company’s December 31, 2025, cash balance of $11.2 million
•Restructured and streamlined operations and resources following completed sale of the Company’s semiconductor subsidiary, focusing the entire organization on its global technology licensing business
•Appointed new EVP of Business Development and Board of Directors to better align with the Company’s go-forward business strategy
“We ended 2025 focused on completing the proposed sale of our Shanghai-based subsidiary, which we successfully closed and repatriated the cash proceeds from in early January,” stated Todd DeBonis, Chairman and CEO of Pixelworks. “This transaction fulfilled our core objective of unlocking significant value for shareholders by monetizing a substantial asset, while also meaningfully strengthening the Company’s financial position and flexibility. Additionally, our strategic exit from semiconductor hardware fundamentally transforms Pixelworks’ go-forward business model into a lean, high margin technology licensing company with significant intellectual property and expertise in visual solutions.
“With a strong balance sheet, streamlined organization and commitment to prudent resource management, we are well capitalized to execute on our strategy of building Pixelworks into a global technology licensing business – anchored by our commercially proven TrueCut Motion platform – and focused on delivering highly differentiated cinematic and visualization enhancement solutions.”

As previously announced, on January 6, 2026, the Company completed the transaction to sell its shares in Pixelworks Semiconductor Technology (Shanghai) Co., Ltd., a subsidiary of Pixelworks (“Pixelworks Shanghai”), to a special purpose entity led by VeriSilicon Microelectronics (Shanghai). Following universally adopted resolutions by the Company’s board of Directors on December 20, 2025, the Pixelworks Shanghai semiconductor subsidiary met all held-for-sale criteria and the operations of this business were reclassified as discontinued operations. As such, unless otherwise noted, the reported financial results contained in this press release for the Company’s fiscal years 2024 and 2025 are presented on a continuing operations basis, excluding the results from discontinued operations.
Conference Call Information
Pixelworks will host a conference call today, March 12, 2026, at 2:00 p.m. Pacific Time. Analysts and investors are invited to join the Company’s conference call using the following information:
Fiscal Year 2025 Conference Call
Date: Thursday, March 12, 2026
Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)
Live Webcast Link: Click Here
Dial-in Participation Registration Link: Click Here
Advanced registration is required for dial-in participants. Please complete the linked registration form above to receive a dial-in number and dedicated PIN for accessing the conference call by phone. A live and archived audio webcast of the conference call will also be accessible via the investors section of Pixelworks’ website: www.pixelworks.com.
Pixelworks, Inc.
Pixelworks is a technology licensing company specializing in cinematic visualization solutions, including industry-leading content creation, delivery and display processing solutions that enable highly authentic viewing experiences with superior visual quality. Pixelworks has more than 20 years of delivering image processing innovation to leading providers of consumer electronics, professional displays and video streaming services. For more information, please visit Pixelworks' web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo, Truecut Motion and Truecut are trademarks of Pixelworks, Inc.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements regarding the endorsement by Marcus Theaters and ODEON of TrueCut Motion technology and the Company’s expectations regarding the use of net proceeds from the sale of its China subsidiary. All statements other than statements of historical fact are forward-looking statements for purposes of this release. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation, market and other conditions and other factors described in our other filings with the Securities and Exchange Commission (the “SEC”) from time to time.. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2025, as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.

[Financial Tables Follow]

PIXELWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$11,243	$5,482
Prepaid expenses and other current assets	568	600
Current assets held for sale	38,422	28,770
Total current assets	50,233	34,852
Property and equipment, net	205	348
Operating lease right-of-use assets	704	1,254
Other assets, net	121	176
Long-term assets held for sale	—	27,469
Total assets	$51,263	$64,099
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$—	$260
Accrued liabilities and current portion of long-term liabilities	1,972	2,009
Current portion of income taxes payable	43	40
Current liabilities held for sale	18,005	6,037
Total current liabilities	20,020	8,346
Long-term liabilities, net of current portion	—	40
Operating lease liabilities, net of current portion	298	780
Income taxes payable, net of current portion	508	732
Deferred tax liability	31	27
Long-term liabilities held for sale	—	14,296
Total liabilities	20,857	24,221
Redeemable non-controlling interest	28,600	27,396
Total Pixelworks, Inc. shareholders’ deficit	(21,092)	(10,568)
Non-controlling interest	22,898	23,050
Total shareholders' equity	1,806	12,482
Total liabilities, redeemable non-controlling interest and shareholders' equity	$51,263	$64,099

PIXELWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Year Ended December 31,
	2025	2024
Revenue, net	$693	$690
Cost of revenue	104	129
Gross profit	589	561
Operating expenses:
Research and development (1)	3,695	4,437
Selling, general and administrative (2)	8,450	8,914
Restructuring	—	174
Total operating expenses	12,145	13,525
Loss from operations	(11,556)	(12,964)
Interest income and other, net	123	354
Gain on sale of patents	3,000	—
Total other income, net	3,123	354
Loss before income taxes	(8,433)	(12,610)
Provision (benefit) for income taxes	(184)	44
Net loss from continuing operations	(8,249)	(12,654)
Net loss from discontinued operations, net of income taxes	(15,009)	(16,883)
Net loss	(23,258)	(29,537)
Less: Net loss attributable to non-controlling interest and redeemable non-controlling interest	759	818
Net loss attributable to Pixelworks, Inc	$(22,499)	$(28,719)

Net loss from continuing operations per share - basic and diluted	$(1.50)	$(2.60)
Net loss from discontinued operations per share - basic and diluted	(2.72)	(3.47)
Net loss attributable to shareholders of Pixelworks Inc.	$(4.08)	$(5.90)

Weighted average shares outstanding - basic and diluted	5,512	4,866

(1) Includes stock-based compensation	$421	$585
(2) Includes:
Stock-based compensation	1,288	1,222
Closing costs associated with sale of PWSH	1,012	—

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Haley Aman
P: +1-503-601-4540
E: haman@pixelworks.com